SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2003

Cox Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-6590	58-2112281

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Lake Hearn Drive Atlanta, Georgia	30319

(Address of principal executive offices)	(Zip Code)

(404) 843-5000

(Registrant’s telephone number, including area code)

Item  5.   Other Events.

     Cox announced the results as of the early tender date for its cash offer to purchase any and all of its outstanding Exchangeable Subordinated Discount Debentures due 2020 (the “Discount Debentures”). A copy of the press release announcing the early tender date results is being filed as an exhibit to this report

     Nothing in this report should be construed as an offer to purchase any outstanding Discount Debentures, as such offer is only being made upon the terms and is subject to the conditions set forth in an Offer to Purchase dated August 26, 2003.

Item  7.   Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibit:

99.1 Press Release, dated September 10, 2003.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

COX COMMUNICATIONS, INC.

Date: September 10, 2003	By:	/s/ Andrew A. Merdek Andrew A. Merdek Corporate Secretary